SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                 ___________________

                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):               April 10, 1997


                                       GPU, Inc.
                  (Exact name of registrant as specified in charter)


            Pennsylvania            1-6047              13-5516589
          (State or other         (Commission          (IRS employer
           jurisdiction of        file number)         identification no.)
           incorporation)




              100 Interpace Parkway, Parsippany, New Jersey  07054
          (Address of principal executive offices)           (Zip Code)




          Registrant's telephone number, including area code: (201) 263-6500

          ITEM 5.   OTHER EVENTS.

                    On  April  10, 1997,  the  Company  announced that,  in

          addition  to the continued operation of  the Oyster Creek Nuclear

          Generating Station, it  is also exploring  the options of  either sale  or  early  retirement  of  the  station to  mitigate  costs associated with continued operation of the plant.

                    The  Oyster Creek Station is a 619 MW facility owned by

          Jersey Central Power & Light Company ("JCP&L") and operated by GPU

          Nuclear, Inc., both subsidiaries of the Company.

                    Oyster Creek was placed in commercial operation in 1969

          and is licensed to operate until 2009. If a decision were made to retire the  plant early, retirement  would likely  take place  in about 2000.

                    The Company does not anticipate that an early retirement

          of Oyster Creek would result in a rate increase to JCP&L customers and expects that the station's capacity could be offset with replacement capacity and/or transmission enhancements.

                    A copy of the Company's new release is annexed as an

          exhibit.



          ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                    (c)  Exhibits:

                         1.   News release, dated April 10, 1997.





                                      SIGNATURE



                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE

          ACT OF  1934, THE REGISTRANT  HAS DULY CAUSED  THIS REPORT TO  BE

          SIGNED  ON   ITS  BEHALF   BY  THE  UNDERSIGNED   THEREUNTO  DULY

          AUTHORIZED.



                                        GPU, INC.




                                        By:/s/ T. G. Howson
                                             T. G. Howson
                                             Vice President and Treasurer


          Date:     April 11, 1997